Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Gretchen Dock	Timothy Dolan
Phase Forward	Integrated Corporate Relations
781-902-4413	617-956-6727
gretchen.dock@phaseforward.com	tdolan@icrinc.com

PHASE FORWARD REPORTS THIRD QUARTER 2006 RESULTS

Waltham, MA — October 25, 2006 — Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the third quarter of 2006.

Revenues for the third quarter of 2006 were $28.0 million, a 26% increase from $22.2 million in the third quarter of 2005.  Within total revenues, InForm™ license, application hosting and other related revenues were $19.7 million, an increase of 37% from $14.4 million in the prior year period.

Bob Weiler, chief executive officer and president, remarked, “We are very pleased with the company’s performance in the third quarter.  We believe the EDC market continues to gain momentum, as evidenced by the growing diversity of new and existing customers that are driving Phase Forward’s growth.  Our existing customers continue to sign up for additional trials, while customers adopting EDC for the first time are turning to Phase Forward as their partner of choice due to our product and services leadership position and proven track record.”

Weiler added, “In addition to our positive outlook for 2006, we are increasingly optimistic about our long-term opportunity.  Our recent International Users Conference generated record attendance and interest levels in our suite of solutions remains high.  Moreover, we believe the recently issued report from The Institute of Medicine may lead to heightened regulatory pressure on life sciences companies as it relates to the required level of safety testing and analysis, as well as potentially increasing the number of overall trials conducted over the lifetime of a drug or solution.”

For the third quarter of 2006, GAAP income from operations was $2.8 million, compared to $2.2 million in the third quarter of 2005.  GAAP net income was $2.9 million, or $0.08 per diluted share, for the third quarter of 2006, compared to $2.2 million, or $0.06 per diluted share, reported in the third quarter of 2005.

For the third quarter of 2006, non-GAAP income from operations was $4.0 million, representing a margin of 14.2% and an increase of 66% from the prior year period.  Non-GAAP net income was $4.1 million, or $0.11 per diluted share, for the third quarter of 2006.  This represented an increase of 75% from non-GAAP net income of $2.3 million, or $0.07 per diluted share, for the third quarter of 2005.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the third quarter of 2006 and 2005.

Cash, cash equivalents and short-term investments were $65.6 million at the end of the third quarter, an increase of $1.8 million from the end of the prior quarter.  Total deferred revenue was $48.1 million at the end of the quarter, down slightly from the end of the prior quarter and an increase of 24% on a year-over-year basis.

Business Highlights

•                  Massachusetts General Hospital signed a multiyear arrangement for the use of InForm on an NIH sponsored registry trial that is expected to be conducted over a period of seven years.

•                  Mitsubishi Pharma signed on as a new customer for the use of the InForm solution on an ASP basis, with an initial order of three separate clinical trials.

•                  Genzyme, an existing customer of Phase Forward, signed up for the use of InForm on an ASP basis for a key Multiple Sclerosis study.

•                  In the first full quarter of the CRO Advantage Program, the company signed new customers such as MedPace and Research Triangle Institute, while conducting follow-on business with existing CRO customers such as PharmaLink and Quintiles.

•                  GleneaglesCRC, an Asian-based contract research organization, selected Clintrial™ for use in their Clinical Data Management units in Singapore, the Philippines and China. In addition, GleneaglesCRC will offer localized support for the InForm solution, providing support for Chinese-speaking and Korean-speaking customers among a range of regional services.

•                  The company released two Clintrace™ related product releases including version 4.1 of the Clintrace adverse event tracking and reporting system and version 2.0 of the Electronic Case Submissions Module (ECSM).  Clintrace 4.1 features reporting capabilities that are the result of tight integration with Cognos, Inc.’s ReportNet product and compliance with the FDA’s new MedWatch 3500, while ECSM streamlines the exchange of electronic case safety information with regulatory agencies, affiliate offices and trading partners.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the fourth quarter of 2006, the company expects revenues to be between $29.2 and $30.0 million.  The company expects non-GAAP operating income to be between $3.8 and $4.3 million, with non-GAAP EPS between $0.11and $0.12. GAAP EPS is expected to be between $0.07 and $0.08, including non-cash expenses associated with stock based compensation expense and the amortization of intangible assets.

For the full year 2006, the company expects bookings to be between $120 and $130 million and revenues to be between $105.6 and $106.4 million. On a non-GAAP basis, operating income is expected to be between $12.9 and $13.4 million, with non-GAAP EPS between $0.37 and $0.38. GAAP EPS is expected to be between $0.26 and $0.27, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the third quarter and its outlook for the fourth quarter and full year of 2006. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 800-260-8140 and the international dial-in is 1-617-614-3672. The access code is 87855941. Investors are advised to dial in at least five minutes prior to the call to register. The web cast will be archived until November 24, 2006.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 230 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, Food and Drug Administration, GlaxoSmithKline, Merck, U.K. Medicines and Healthcare Products Regulatory Agency, National Institutes of Health, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Serono and Servier. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30
	2005	2006	2005	2006

Revenues:
License	$8,637	$11,225	$26,088	$29,633
Service	13,605	16,824	37,414	46,754
Total revenues	22,242	28,049	63,502	76,387

Costs of revenues:
License	722	717	1,759	2,020
Service(1)	7,799	10,079	22,475	27,981
Total cost of revenues	8,521	10,796	24,234	30,001

Gross margin:
License	7,915	10,508	24,329	27,613
Service	5,806	6,745	14,939	18,773
Total gross margin	13,721	17,253	39,268	46,386

Operating expenses:
Sales and marketing(1)	3,897	5,377	11,808	14,798
Research and development(1)	3,653	4,538	10,423	12,022
General and administrative(1)	3,937	4,551	10,959	13,138
Restructuring	—	—	(92)	—
Total operating expenses	11,487	14,466	33,098	39,958

Income from operations	2,234	2,787	6,170	6,428
Other income (expense):
Interest income	449	735	1,236	2,010
Interest expense	—	—	(144)	—
Other, net	(79)	14	(220)	(50)
Total other income	370	749	872	1,960

Income before provision for income taxes	2,604	3,536	7,042	8,388
Provision for income taxes	434	642	1,566	1,520
Net income	$2,170	$2,894	$5,476	$6,868

Net income per share applicable to common stockholders:
Basic	$0.07	$0.08	$0.17	$0.20

Diluted	$0.06	$0.08	$0.16	$0.19

Weighted average number of common shares used in net income per share calculations:
Basic	32,241	35,147	32,856	34,386

Diluted	35,307	36,620	34,827	35,921

(1) Amounts include stock-based compensation expenses, as follows:
Costs of service revenues	$11	$68	$48	$161
Sales and marketing	28	143	24	351
Research and development	36	121	131	248
General and administrative	(2)	644	227	1,231
Total stock-based expenses	$73	$976	$430	$1,991

Phase Forward Incorporated and Subsidiaries
Tables of Reconciliation from GAAP to Non-GAAP
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$2,234	$2,787	$6,170	$6,428
Stock-based expenses	73	976	430	1,991
Restructuring	—	—	(92)	—
Amortization of intangible assets	89	218	89	653
Non-GAAP income from operations	$2,396	$3,981	$6,597	$9,072

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$2,170	$2,894	$5,476	$6,868
Stock-based expenses	73	976	430	1,991
Restructuring	—	—	(92)	—
Amortization of intangible assets	89	218	89	653
Non-GAAP net income	$2,332	$4,088	$5,903	$9,512

GAAP net income per share applicable to common stockholders:
Diluted	$0.06	$0.08	$0.16	$0.19

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.07	$0.11	$0.17	$0.26

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share amounts)

	As of	As of
	December 31,	September 30,
	2005	2006

Assets
Current assets:
Cash and cash equivalents	$51,779	$41,777
Short-term investments	8,807	23,791
Accounts receivable, net of allowance of $318 and $278 in 2005 and 2006, respectively	24,923	23,184
Deferred set up costs, current portion	1,266	1,665
Prepaid commissions and royalties, current portion	3,710	3,565
Prepaid expenses and other current assets	2,248	2,694
Deferred income taxes	4,025	4,264
Total current assets	96,758	100,940

Property and equipment, net	7,543	7,937
Deferred set up costs, net of current portion	782	951
Prepaid commissions and royalties, net of current portion	2,386	2,598
Intangible assets, net of accumulated amortization of $306 and $959 in 2005 and 2006, respectively	3,594	2,941
Goodwill	24,960	27,722
Deferred income taxes	3,747	3,713
Other assets	174	254
Total assets	$139,944	$147,056

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,110	$1,948
Accrued expenses	12,472	12,839
Accrued earn-out	2,000	—
Accrued litigation settlement	8,500	—
Deferred revenue, current portion	43,751	45,242
Deferred rent, current portion	394	315
Total current liabilities	69,227	60,344

Deferred revenue, net of current portion	2,743	2,817
Deferred rent, net of current portion	1,140	746
Accrued earn-out	—	3,500
Other long-term liabilities	117	284
Total liabilities	73,227	67,691

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000 shares
Issued—33,720 and 35,268 shares in 2005 and 2006, respectively	337	353
Additional paid-in capital	168,947	173,670
Deferred stock-based compensation	(611)	—
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(800)	(370)
Accumulated deficit	(101,045)	(94,177)
Total stockholders’ equity	66,717	79,365

Total liabilities and stockholders’ equity	$139,944	$147,056

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2005	2006

Operating activities
Net income	$5,476	$6,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,510	3,809
Stock-based compensation	430	1,991
Loss on disposal of fixed assets	53	51
Foreign currency exchange loss	160	45
Provision for allowance for doubtful accounts	(1)	79
Deferred income taxes	—	(206)
Tax benefit related to exercise of options	—	(1,027)
Non-cash income tax expense	1,040	1,329
Amortization of premiums or discounts on short-term investments	(48)	39
Changes in assets and liabilities:
Accounts receivable	1,312	2,361
Deferred costs	(1,025)	(512)
Prepaid expenses and other current assets	(350)	(398)
Accounts payable	(377)	(225)
Accrued expenses	621	451
Accrued litigation settlement	—	(8,500)
Deferred revenue	2,585	1,687
Deferred rent	(179)	(472)
Net cash provided by operating activities	12,207	7,370

Investing activities
Proceeds from maturities of short-term investments	3,848	29,163
Purchase of short-term investments	(9,626)	(44,186)
Purchase of property and equipment	(2,805)	(3,502)
Decrease (increase) in other assets	9	(32)
Cash paid for acquisition of Lincoln Technologies, Inc., net of cash acquired (1)	(10,598)	(2,000)
Net cash used in investing activities	(19,172)	(20,557)

Financing activities
Payments on lines of credit and notes payable	(4,407)	—
Proceeds from issuance of common stock	2,899	2,332
Proceeds from repayment of subscriptions receivable	127	—
Tax benefit related to exercise of options	—	1,027
Net cash (used in) provided by financing activities	(1,381)	3,359

Effect of exchange rate changes on cash and cash equivalents	(534)	(174)

Net change in cash and cash equivalents	(8,880)	(10,002)
Cash and cash equivalents at beginning of period	53,485	51,779

Cash and cash equivalents at end of period	44,605	41,777
Short-term investments at end of period	10,592	23,791

Total cash, cash equivalents and short-term investments at end of period	$55,197	$65,568

Non-cash investing activities
Accrued earn-out in connection with acquisition of Lincoln Technologies, Inc.	$—	$3,500
_____________________________
(1) Cash paid for acquisition of Lincoln Technologies, Inc.

Fair value of assets acquired	$1,742	$—
Liabilities assumed, including acquisition costs paid	(898)	—
Acquired intangible assets	3,900	—
Costs in excess of net assets acquired	6,400	2,000
Cash paid	11,144	2,000
Less cash acquired	546	—
Cash paid for acquisition	$10,598	$2,000